UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: May 12, 2011
Buckeye Partners, L.P.
(Exact name of Registrant as specified in its Charter)

Delaware	1-9356	23-2432497

(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

One Greenway Plaza
Suite 600
Houston, TX	77046

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     As previously reported, on January 1, 2011, we realigned our five business segments. We combined the Pipeline Operations and Terminalling & Storage segments into one segment, the Pipelines & Terminals segment, and moved our terminal in Yabucoa, Puerto Rico, previously included as part of the Terminalling & Storage segment, and the Bahamas Oil Refining Company International Limited (“BORCO”) facility to a new International Operations segment. All historical segment numbers have been recast to conform to this new reporting structure in our financial statements.
     In Exhibit 99.1 to this Current Report on Form 8-K, we have revised the following items that were contained in our Annual Report on Form 10-K, as amended for the year ended December 31, 2010 (“Annual Report on Form 10-K/A”), to reflect the changes referenced above: Item 1, “Business,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 8, “Financial Statements and Supplementary Data.”
     This filing does not reflect any subsequent information or events other than adjustments to reflect the updated segment information in conjunction with the change in segments.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
23.1	Consent of Deloitte & Touche LLP.

99.1	Revised Items: Item 1, “Business,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 8, “Financial Statements and Supplementary Data.”

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President and General Counsel

Dated: May 12, 2011

Exhibit Index
23.1	Consent of Deloitte & Touche LLP.

99.1	Revised Items: Item 1, “Business,” Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Item 8, “Financial Statements and Supplementary Data.”

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